Exhibit 4.16





                                     FORM OF

                               GUARANTEE AGREEMENT

                                     between

                             COMMERCE BANCORP, INC.,
                                  as Guarantor

                                       and

                              THE BANK OF NEW YORK,
                              as Guarantee Trustee

                                 Dated as of [ ]




                    ---------------------------------------

                          COMMERCE CAPITAL TRUST [___]


                    ---------------------------------------



                             COMMERCE BANCORP, INC.
    RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND GUARANTEE,
                           DATED AS OF [____________ ]

     TRUST INDENTURE                                                         INDENTURE
       ACT SECTION                                                            SECTION
       -----------                                                            -------

                  310(a)(1)                                                   4.1(a)
                  310(a)(2)                                                   4.1(a)
                  310(a)(3)                                                   N/A
                  310(a)(4)                                                   N/A
                  310(a)(5)                                                   4.1(a)
                  310(b)                                                      2.8; 4.1(c)
                  310(c)                                                      N/A
                  311(a)                                                      2.2(b)
                  311(b)                                                      2.2(b)
                  311(b)(2)                                                   2.2(b)
                  311                                                         N/A
                  312(a)                                                      2.2(a)
                  312(b)                                                      2.2(b)
                  312(c)                                                      N/A
                  313(a)                                                      2.3
                  313(b)                                                      2.3
                  313(c)                                                      2.3
                  313(d)                                                      2.3
                  314(a)(1), (2) and (3)                                      2.4
                  314(a)(4)                                                   2.4
                  314(b)                                                      N/A
                  314(c)(1)                                                   2.5
                  314(c)(2)                                                   2.5
                  314(c)(3)                                                   2.5
                  314(d)                                                      N/A
                  314(e)                                                      1.2; 2.4; 3.2
                  314(f)                                                      N/A
                  315(a)                                                      3.1(d)
                  315(b)                                                      2.7
                  315(c)                                                      3.1
                  315(d)                                                      3.1(d)
                  315(d)(1)                                                   3.1(d)
                  315(d)(2)                                                   3.1(d)
                  315(d)(3)                                                   3.1(d)
                  315(e)                                                      N/A
                  316(a)                                                      1.2; 3.1(d); 5.4(a)
                  316(a)(1)(A)                                                5.4(d)
                  316(a)(1)(B)                                                2.6
                  316(a)(2)                                                   N/A
                  316(b)                                                      5.3
                  316(c)                                                      N/A
                  317(a)(1)                                                   2.10(a)
                  317(a)(2)                                                   2.10
                  317(b)                                                      N/A
                  318(a)                                                      2.1(b)

THIS RECONCILIATION AND TIE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THE INDENTURE.



                                                TABLE OF CONTENTS
                                                -----------------


                                                                                                           Page
                                                                                                           ----

ARTICLE I.  DEFINITIONS AND INTERPRETATION.....................................................................1

               Section 1.1.  Interpretation....................................................................1

               Section 1.2.  Definitions.......................................................................2

ARTICLE II.  TRUST INDENTURE ACT ..............................................................................4

               Section 2.1.  Trust Indenture Act, Application..................................................4

               Section 2.2.  Lists of Holders of Securities....................................................5

               Section 2.3.  Reports by the Guarantee Trustee..................................................5

               Section 2.4.  Periodic Reports to the Guarantee Trustee.........................................5

               Section 2.5.  Evidence of Compliance with Conditions Precedent..................................5

               Section 2.6.  Events of Default; Waiver.........................................................6

               Section 2.7.  Event of Default; Notice..........................................................6

               Section 2.8.  Conflicting Interests                                                             6

               Section 2.9.  Disclosure of Information.........................................................7

               Section 2.10.  Guarantee Trustee May File Proofs of Claim.......................................7

ARTICLE III.  POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE...................................................7

               Section 3.1.  Powers and Duties of the Guarantee Trustee........................................7

               Section 3.2.  Certain Rights of Guarantee Trustee...............................................8

               Section 3.3.  Not Responsible for Recitals or Issuance of Guarantee............................11

ARTICLE IV  .  GUARANTEE TRUSTEE .............................................................................11

               Section 4.1.  Guarantee Trustee: Eligibility...................................................11

               Section 4.2.  Appointment, Removal and Resignation of Guarantee Trustee........................11

ARTICLE V.  GUARANTEE  .......................................................................................12

               Section 5.1.  Guarantee .......................................................................12

               Section 5.2.  Waiver of Notice and Demand......................................................13

               Section 5.3.  Obligations Not Affected.........................................................13


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                                                TABLE OF CONTENTS
                                                -----------------


                                                                                                           Page
                                                                                                           ----

               Section 5.4.  Rights of Holders ...............................................................14

               Section 5.5.  Guarantee of Payment ............................................................14

               Section 5.6.  Subrogation......................................................................14

               Section 5.7.  Independent Obligations..........................................................15

ARTICLE VI.  LIMITATION OF TRANSACTIONS; SUBORDINATION........................................................15

               Section 6.1.  Limitation of Transactions.......................................................15

               Section 6.2.  Ranking .........................................................................16

ARTICLE VII.  TERMINATION  ...................................................................................16

               Section 7.1.  Termination......................................................................16

ARTICLE VIII.  INDEMNIFICATION ...............................................................................17

               Section 8.1.  Exculpation .....................................................................17

               Section 8.2.  Indemnification..................................................................17

ARTICLE IX.  MISCELLANEOUS  ..................................................................................17

               Section 9.1.  Successors and Assigns...........................................................17

               Section 9.2.  Amendments ......................................................................18

               Section 9.3.  Notices .........................................................................18

               Section 9.4.  Benefit..........................................................................19

               Section 9.5.  Governing Law....................................................................19

               Section 9.6.  Counterparts.....................................................................19



         This GUARANTEE AGREEMENT (the "Guarantee"), dated as of [ , 200__], is executed and delivered by Commerce Bancorp, Inc., a New Jersey corporation, as guarantor (the "Company"), and The Bank of New York, a New York banking corporation as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Securities (as defined herein) of Commerce Capital Trust [___], a Delaware statutory trust (the "Trust").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of [ ], among the Company, as sponsor, [ ], [ ] and [ ], as the initial Administrative Trustees, The Bank of New York, as the initial Property Trustee, and The Bank of New York (Delaware), as the initial Delaware Trustee, the Trust is issuing on the date hereof [ ] preferred securities, stated liquidation amount of [$ ] per preferred security, having an aggregate, stated liquidation amount of [$ ], such preferred securities being designated the Preferred Securities (the "Preferred Securities") and [ ] common securities, stated liquidation amount of [$ ] per common security, having an aggregate stated liquidation amount of [$ ], such common securities being designated the Common Securities (the "Common Securities" and, together with the Preferred Securities, the "Securities"); and

         WHEREAS, as incentive for the Holders to purchase the Securities, the Company desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay in full to the Holders the Guarantee Payments (as defined below) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Company hereby acknowledges shall benefit the Company, the Company executes and delivers this Guarantee for the benefit of the Holders.

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

Section 1.1.   Interpretation

         In this Guarantee, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in Section 1.2;

         (b) terms defined in the Declaration as at the date of execution of this Guarantee have the same meaning when used in this Guarantee unless otherwise defined in this Guarantee;

         (c) a term defined anywhere in this Guarantee has the same meaning throughout;

         (d) all references to "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

         (e) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

         (f) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

         (g) a reference to the singular includes the plural and vice versa.

Section 1.2.   Definitions

         The following terms have the following meanings:

         "Affiliate" has the meaning set forth in the Declaration.

         "Business Day" has the meaning set forth in the Indenture.

         "Common Securities" has the meaning set forth in the Recitals.

         "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at the address of the Guarantee Trustee set forth in Section 9.3.

         "Covered Person" means any Holder or beneficial owner of Securities.

         "Debentures" means the [___]% Junior Subordinated Debentures due [ ] to be issued by the Company pursuant to the Indenture and to be purchased by the Trust.

         "Declaration" has the meaning set forth in the Recitals.

         "Event of Default" means a failure by the Company to perform any of its payment or other obligations under this Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by the Trust:

          (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Securities to the extent the Trust has funds legally available therefor; the Redemption Price (as defined in the Declaration) plus all accrued and unpaid Distributions, to the extent the Trust has funds legally available therefor, relating to any Securities called for redemption by the Trust; and

          (ii) upon a voluntary or involuntary dissolution, winding-up, termination and liquidation of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Securities as provided in the Declaration or the redemption of all of the Securities), the lesser of:

         (a) the aggregate Liquidation Amount (as defined in the Declaration) of the Securities plus all accrued and unpaid Distributions on the Securities to the date of payment; and

         (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust.

         "Guarantee Trustee" means The Bank of New York until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

         "Holder" has the meaning given such term in the Declaration.

         "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

         "Indenture" means the Indenture,  dated as of [          ], between the
Company, as debenture issuer, and The Bank of New York, as trustee, as amended or supplemented from time to time.


         "Indenture   Event  of  Default"  means  any  event  specified  in  the
Indenture.

         "Majority in Liquidation Amount" has the meaning set forth in the Declaration.

         "Officers' Certificate" means, with respect to any person, a certificate signed by any two of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer, the Chief Accounting Officer, the Secretary or an Assistant Secretary. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee, shall include, where applicable:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Other Debentures" means all junior subordinated debentures issued by the Company from time to time and sold to any other trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company, if any, in each case similar to the Trust.

         "Other Guarantees" means all guarantees to be issued by the Company with respect to capital securities, if any, similar to the Securities issued by any other trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company, if any, in each case similar to the Trust.

         "Person" has the meaning set forth in the Declaration.

         "Preferred Securities" has the meaning set forth in the Recitals.

         "Property Trustee" has the meaning set forth in the Declaration.

         "Pro Rata" has the meaning set forth in the Declaration.

         "Redemption Price" has the meaning set forth in the Declaration.

         "Repurchase Price" has the meaning set forth in the Declaration.

         "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee who shall have direct responsibility for the administration of this Guarantee, and also means, with respect to a particular corporate trust matter, any officer within the Corporate Trust Office of the Guarantee Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Securities" has the meaning set forth in the Recitals.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "Trust" has the meaning set forth in the Recitals.

         "Trust Enforcement Event" has the meaning set forth in the Declaration.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time-to-time, or any successor legislation, and the rules and regulations promulgated thereunder.

                                  ARTICLE II.
                               TRUST INDENTURE ACT

Section 2.1.   Trust Indenture Act, Application

         (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall be governed, to the extent applicable, by such provisions; and

         (b) if and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 2.2.   Lists of Holders of Securities

          (a) The Company shall provide the Guarantee Trustee (unless the Guarantee Trustee is otherwise the registrar of the Securities) with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders"):

               (i) as of the record date relating to the payment of any Guarantee Payment, at least 15 Business Days prior to the date for payment of such Guarantee Payment, except while the Preferred Securities are represented by one or more Global Preferred Securities; and

               (ii) at any other time,  within 30 days of receipt by the Company of a written request from the Guarantee Trustee for a List of Holders as of a date no more than fifteen days before such List of Holders is given to the Guarantee Trustee.

         If at any time the List of Holders does not differ from the most recent List of Holders provided to the Guarantee Trustee by the Company, the Company shall not be obligated to provide such List of Holders. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it; provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Guarantee Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

Section 2.3.   Reports by the Guarantee Trustee

         Within 60 days after May 15 of each year (commencing with the first anniversary of the issuance of the Preferred Securities), the Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

Section 2.4.   Periodic Reports to the Guarantee Trustee

         The Company shall provide to the Guarantee Trustee such documents, reports and information as are required by Section 314 of the Trust Indenture Act, if any, and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

Section 2.5.   Evidence of Compliance with Conditions Precedent

         The Company shall provide to the Guarantee Trustee annually such evidence of compliance with any conditions precedent provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

Section 2.6.   Events of Default; Waiver

         (a) Except as set forth in the Declaration and the Indenture, the Holders of a Majority in Liquidation Amount of the Securities may waive, by vote or written consent, on behalf of all Holders, any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         (b) Notwithstanding the provisions of subsection (a) of this Section 2.6, the right of any Holder of Securities to receive payment of the Guarantee Payments in accordance with this Guarantee, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

Section 2.7.   Event of Default; Notice

         (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default actually known to a Responsible Officer, transmit by mail, first class postage prepaid, to all Holders, notice of such Event of Default, unless such Event of Default has been cured before the giving of such notice; provided that except for a default in the payment of any Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice from the Company, or a Responsible Officer charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

Section 2.8.   Conflicting Interests

         The Declaration and the Indenture shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

Section 2.9.   Disclosure of Information

         The disclosure of information as to the names and addresses of the Holders of the Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 2.10.  Guarantee Trustee May File Proofs of Claim

         Upon the occurrence of an Event of Default, the Guarantee Trustee is hereby authorized, but shall not be obligated, to:

         (a) recover judgment, in its own name and as trustee of an express trust, against the Company for the whole amount of any Guarantee Payments remaining unpaid; and

         (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

                                  ARTICLE III.
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

Section 3.1.   Powers and Duties of the Guarantee Trustee

         (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder exercising his or her rights pursuant to
Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee pursuant to Section 4.2. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If an Event of Default actually known to a Responsible Officer has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the cure or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                    (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming on their face to the requirements of this Guarantee; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same only to determine whether or not on their face they conform to the requirements of this Guarantee.

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it without negligence, in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

          (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 3.2. Certain Rights of Guarantee Trustee

          (a)  Subject to the provisions of Section 3.1:

          (i) the Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (ii) any  direction  or  act  of  the  Company  contemplated  by  this
               Guarantee   may  be   sufficiently   evidenced  by  an  Officers'
               Certificate;

          (iii)whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may request and, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Company;

          (iv) the Guarantee Trustee shall have no duty to record, file or register any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any duty to rerecord, refile or reregister such instrument;

          (v) the Guarantee Trustee may consult with counsel or other experts of its selection, and the advice or opinion of such counsel with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Company or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction;

          (vi) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including reasonable attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee;

          (vii)the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (viii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (ix) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action, and no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action;

          (x) whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee:

               (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities;

               (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received; and

               (C) shall be protected in conclusively relying on or acting in accordance with such instructions; and

          (xi) the Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Guarantee; and

          (xii)the rights, privileges, protections, immunities and benefits given to the Guarantee Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Guarantee Trustee in each of its capacities hereunder, and to each agent, custodian or other Person employed by it to act hereunder.

         (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

Section 3.3.   Not Responsible for Recitals or Issuance of Guarantee

         The recitals contained in this Guarantee shall be taken as the statements of the Company, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

                                  ARTICLE IV.
                                GUARANTEE TRUSTEE

Section 4.1.   Guarantee Trustee: Eligibility

          (a)  There shall at all times be a Guarantee Trustee which shall:

               (i)  not be an Affiliate of the Company; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 4.2.   Appointment, Removal and Resignation of Guarantee Trustee

         (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Company except during an Event of Default. Subject to the provisions of this Section 4.2, if an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed by the Holders of a Majority in Liquidation Amount.

         (b) The  Guarantee  Trustee  shall not be  removed in  accordance  with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Company.

         (c) The Guarantee Trustee shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by a written instrument executed by the Guarantee Trustee and delivered to the Company, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Company and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 30 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may, at the expense of the Company, petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

         (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

         (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Company shall pay to the Guarantee Trustee all amounts due to the Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                   ARTICLE V.
                                    GUARANTEE

Section 5.1.   Guarantee

         To the extent set forth in this Guarantee, the Company irrevocably and unconditionally agrees to pay in full to all Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust) on a Pro Rata basis and all amounts due to the Guarantee Trustee, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Holders or by causing the Trust to pay such amounts to the Holders. If a Trust Enforcement Event has occurred and is continuing, the rights of the Holders of the Common Securities to receive Guarantee Payments shall be subordinated to the rights of the Holders of Preferred Securities to receive Guarantee Payments. Notwithstanding anything to the contrary herein, the Company, in its capacity as issuer of the Debentures, retains all of its rights under the Indenture to:

               (i) extend the interest payment period on the Debentures and the Company shall not be obligated hereunder to make any Guarantee Payments during any Extended Period (as defined in the Indenture) with respect to the Distributions on the Securities; and

               (ii) change the  maturity  date of the  Debentures  to the extent permitted by the Indenture.

Section 5.2.   Waiver of Notice and Demand

         The Company hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Company, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 5.3.   Obligations Not Affected

         The obligations, covenants, agreements and duties of the Company under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Trust;

         (b) the extension of time for the payment by the Trust of all or a portion of the Distributions, Redemption Price or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities (other than an extension of time for payment of Distributions, Redemption Price or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

         (e) any invalidity of, or defect or deficiency in, the Securities;

         (f) the settlement or compromise of any obligation guaranteed or incurred in this Guarantee; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of the Company, it being the intent of this Section 5.3 that the obligations of the Company with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Company with respect to the happening of any of the foregoing.

         No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Company has or may have against any Holder (except the defense of payment to such Holder) shall be available hereunder to the Company against such Holder to reduce the payments to it under this Guarantee.

Section 5.4.   Rights of Holders

         (a) The Holders of a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

         (b) If the Guarantee Trustee fails to enforce this Guarantee, subject to the subordination provisions of Section 6.2, any Holder may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under this Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, if the Company has failed to make a Guarantee Payment, a Holder, subject to the subordination provisions of Section 6.2, may institute a legal proceeding directly against the Company for enforcement of the Guarantee for payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Securities of such Holder. The Company waives any right or remedy to require that any action be brought first against the Trust or any other Person before proceeding directly against the Company.

Section 5.5.   Guarantee of Payment

         This Guarantee creates a guarantee of payment and not of collection. This Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust) or upon distribution to the Holders of the Securities of the Debentures in accordance with the terms of the Declaration and the Indenture.

Section 5.6.   Subrogation

         The Company shall be subrogated to all, if any, rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Company under this Guarantee; provided, however, that the Company shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Company in violation of the preceding sentence, the Company agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantee Trustee for the benefit of the Holders.

Section 5.7.   Independent Obligations

         The Company acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Securities, and that the Company shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section
5.3 hereof.

                                  ARTICLE VI.
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.1.   Limitation of Transactions

         So long as any Securities remain outstanding, if an Event of Default occurs under the Guarantee or a Trust Enforcement Event occurs under the Declaration and written notice of such event has been given to the Company, or if the Company has exercised its option under the Indenture to defer interest payments and that period or extension of that period is continuing, the Company shall not:

          (a) declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of the Company's capital stock or any warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into or exchangeable for capital stock);

          (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank on a parity with or junior in interest to the Debentures or make any payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks on a parity with or junior in interest to the Debentures in each case, other than:

                    (i) dividends or distributions in capital stock (or rights to acquire capital stock) of the Company;

                    (ii) payments under this Guarantee;

                    (iii)any  declaration  of a dividend in connection  with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to a rights agreement;

                    (iv) repurchases or  acquisitions of shares of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligation of the Company; or

                    (v) as a result of an exchange or conversion of the Company's capital stock for another class or series of the Company's capital stock;

                    (vi) the purchase of  fractional  interests in shares of the
                         Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

                    (vii)repurchases   of  capital   stock  of  the  Company  in
                         connection with the satisfaction by the Company of its obligations pursuant to any acquisitions of businesses made by the Company (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

Section 6.2.   Ranking

         This Guarantee will constitute an unsecured obligation of the Company and will rank:

                    (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture;

                    (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company, any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any Affiliate of the Company, and any Other Guarantees; and

                    (iii) senior to the Company's capital stock.

                                  ARTICLE VII.
                                   TERMINATION

Section 7.1.   Termination

         This Guarantee shall terminate upon:

                    (i)  full payment of the Redemption Price of all Securities;

                    (ii) distribution of the Debentures held by the Trust to the
                         Holders; or

                    (iii)liquidation  of the Trust and the full  payment  of the amounts payable in accordance with the Declaration or the distribution of the Debentures to the Holders. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Securities or under this Guarantee.

                                 ARTICLE VIII.
                                 INDEMNIFICATION

Section 8.1.   Exculpation

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Company or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by a Holder by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and, if selected by the Indemnified Person, who has been selected with reasonable care, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

Section 8.2.   Indemnification

         To the fullest extent permitted by law, the Company agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without a breach by the Guarantee Trustee hereunder, or negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Guarantee and shall survive the removal or resignation of the Guarantee Trustee.

                                  ARTICLE IX.
                                  MISCELLANEOUS

Section 9.1.   Successors and Assigns

         All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Holders then outstanding.

Section 9.2.   Amendments

         Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the Securities. The provisions of the Declaration with respect to consents to amendments thereof, whether at a meeting or otherwise, shall apply to the giving of such approval.

Section 9.3.   Notices

         All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered by hand or express courier, telecopied or mailed by first class mail, as follows:

          (a) If given to the Trust, at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders and the Guarantee Trustee):

                        Commerce  Capital  Trust [___]
                        c/o  Commerce  Bancorp,  Inc.
                        Commerce   Atrium  1701
                        Route  70  East
                        Cherry  Hill,   NJ  08034-5400
                        Attention:  Douglas  J.  Pauls
                        Chief  Financial Officer and
                        Senior Vice President
                        Fax: 856.751.1147

          (b) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders and the Trust):

                        The  Bank of New York
                        101  Barclay  Street
                        New  York,  NY 10286
                        Attention: Corporate Trust Administration
                        Fax: 212.815.5707

          (c) If given to the Company, at the Company's mailing address set forth below (or such other address as the Company may give notice of to the Holders and the Guarantee Trustee):

                        Commerce  Capital  Trust [___]
                        c/o  Commerce  Bancorp,  Inc.
                        Commerce   Atrium  1701
                        Route  70  East
                        Cherry  Hill,   NJ  08034-5400
                        Attention:  Douglas  J.  Pauls
                        Chief  Financial Officer and
                        Senior Vice President
                        Fax: 856.751.1147

         (d) If given to any Holder, at such Holder's address set forth on the books and records of the Trust. All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 9.4.   Benefit

         This Guarantee is solely for the benefit of the Holders and, subject to
Section 3.1(a), is not separately transferable from the Securities.

Section 9.5.   Governing Law

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

Section 9.6.   Counterparts

         This Guarantee may contain more than one counterpart of the signature page, and this Guarantee may be executed by affixing of the signature of each of the parties to one of such counterpart signature pages. All such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         IN WITNESS WHEREOF, this Guarantee Agreement has been entered into as of the day and year first written above.



Commerce Bancorp, Inc., as Company           The Bank of New York, as Guarantee
                                             Trustee

   By:                                       By:
       ---------------------------------         -------------------------------
   Name:                                     Name:
        --------------------------------          ------------------------------
   Title:                                    Title:
         -------------------------------           -----------------------------